Exhibit 99.1

Azenta Life Sciences Reports Results of First Quarter of Fiscal 2022, Ended December 31, 2021

Continued Double-Digit Growth, Healthy End Markets, and a Strong Balance Sheet

CHELMSFORD, Mass., February 8, 2022 (PR Newswire) -- Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the fiscal quarter ended December 31, 2021.

Summary of Results

Results of continuing operations reflect the Life Sciences business. Due to the agreement reached in the fourth fiscal quarter of 2021 to divest the semiconductor automation business, the results of the semiconductor automation business are treated as discontinued operations and reflected in total diluted EPS.

	Quarter Ended
Dollars in millions, except per share data	December 31,	September 30,	December 31,	Change
	2021	2021	2020	Prior Qtr.	Prior Yr.
Revenue from Continuing Operations	$140	$137	$118	2%	18%
Life Sciences Products	$50	$53	$46	(6)%	10%
Life Sciences Services	$90	$84	$73	7%	24%

Diluted EPS Continuing Operations	$0.04	$(0.30)	$0.04	113%	5%
Diluted EPS Total	$0.58	$0.29	$0.35	98%	65%

Non-GAAP Diluted EPS Continuing Operations	$0.12	$0.12	$0.13	1%	(5)%
Adjusted EBITDA Continuing Operations	$20	$21	$22	(7)%	(11)%

Management Comments

“Fiscal 2022 started strong with continued robust demand for our product and service offerings,” stated Steve Schwartz, President and CEO. “Azenta is winning and executing around the globe, while expanding and deepening customer relationships as a critical part of their end-to-end processes. With the closing of the sale of the semiconductor business on February 1st, we are now a standalone life sciences company with a strong balance sheet to pursue strategic growth opportunities.”

Summary of Q1 GAAP Results

●	Revenue from continuing operations for the first quarter was $140 million, up 18% year over year. Year-over-year organic growth was 16%.
●	Revenue from Life Sciences Products grew 10% year over year driven by strength in automated ultra-cold storage systems, and Life Sciences Services was up 24% with more than 20% growth in both Sample Repository Solutions and Genomic Services.
●	Operating loss for the first quarter was $0.3 million. Gross margin was 48.0% and operating expense of $67.4 million included approximately $3.7 million of professional fees in support of M&A initiatives.
●	We recorded a net benefit of $4.7 million from income tax, driven by the windfall tax benefit from stock compensation treatment recorded at time of vesting in the quarter.
●	Diluted EPS from continuing operations was $0.04 per share, essentially flat compared to the first quarter of 2021. Total diluted EPS of $0.58 includes $0.54 of diluted EPS from discontinued operations.

Summary of Q1 Non-GAAP Earnings for Continuing Operations

The Continuing Operations view shown on a non-GAAP basis provides additional performance information by excluding the impact of M&A costs, amortization, restructuring, purchase price accounting, certain tax impacts, and special charges or gains, such as impairment losses.

●	As referenced above, revenue in the first quarter was $140 million, up 18% year over year, with 10% growth in Life Sciences Products and 24% growth in Life Science Services.
●	Operating income was $12 million, up 7% year over year, and operating margin was 8.8%, down 90 basis points year over year and up 60 basis points sequentially. Gross margin of 49.3% was lower by 100 basis points year over year and 40 basis points sequentially. The gross margin of the Products business was 45.9%, up 20 basis points year over year and lower 200 basis points sequentially. The gross margin of the Services business was 51.2%, lower by 190 basis points year over year and up 40 basis points sequentially. Operating expense in the quarter was $56.6 million, lower by $0.2 million compared to Q4 2021, and up $8.7 million year over year. Operating expense in the quarter included approximately $3 million related to support from personnel which will roll off with the finalization of the sale.
●	Adjusted EBITDA was $20 million and Adjusted EBITDA margin was 14.2%, down 130 basis points from the fourth quarter of 2021.
●	Diluted EPS for the first quarter was $0.12, compared to $0.13 one year ago.

Cash and Liquidity

●	Cash flow from operations on a total company basis was $16 million for the quarter.
●	The Company ended the first fiscal quarter of 2022 with a total balance of cash, cash equivalents, restricted cash and marketable securities of $232 million which excludes $45 million of cash held in discontinued operations. Total debt was $50 million and net cash was $182 million.

Subsequent Event - Sale of the Semiconductor Automation Business

As previously announced, the Company completed the sale of its semiconductor automation business on February 1, 2022 to Thomas H. Lee Partners for a cash price of $3.0 billion, subject to final working capital and other adjustments. Net cash proceeds from the divestiture are expected to be approximately $2.4 billion upon the settlement of fees and taxes. Upon closure of the sale on February 1, 2022, the Company utilized approximately $50 million of proceeds to extinguish outstanding debt. The Company also terminated its revolving line of credit, which had no borrowings outstanding.

Guidance for Continuing Operations for Second Quarter Fiscal 2022

The Company announced revenue and earnings guidance for continuing operations for the second quarter of fiscal 2022. Revenue is expected to be in the range of $137 million to $147 million and non-GAAP diluted earnings per share for the second fiscal quarter is expected to be in the range of $0.07 to $0.15. GAAP diluted earnings per share from continuing operations is expected to be in the range of ($0.04) to $0.04.

Conference Call and Webcast

Azenta management will webcast its first quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta’s website at https://investors.azenta.com/events, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-584-1012 (US & Canada only) or +1-212-231-2907 for international callers to listen to the live webcast.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include but are not limited to statements about our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, our ability to deliver financial success in the future, and our ability to invest the cash proceeds from the sale of our semiconductor automation business. Factors that could cause results to differ from our expectations include the following: the impact of the COVID-19 global pandemic on the markets we serve, including our supply chain, and on the global economy generally, the volatility of the life sciences industries the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences

Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and genomic services across areas such as drug development, clinical research and advanced cell therapies for the industry’s top pharmaceutical, biotech, academic and healthcare institutions globally. As of December 1st, the company changed its name and ticker to Azenta, Inc. (Nasdaq: AZTA) from Brooks Automation, Inc, (Nasdaq: BRKS).

Azenta is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Sara Silverman

Director of Investor Relations

Azenta Life Sciences

978.262.2635

sara.silverman@azenta.com

Sherry Dinsmore

Azenta Life Sciences

978.262.4301

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2021	2020
Revenue
Products	$45,869	$41,462
Services	93,783	76,680
Total revenue	139,652	118,142
Cost of revenue
Products	24,523	22,793
Services	48,085	38,014
Total cost of revenue	72,608	60,807
Gross profit	67,044	57,335
Operating expenses
Research and development	6,485	5,088
Selling, general and administrative	60,711	51,930
Restructuring charges	173	(40)
Total operating expenses	67,369	56,979
Operating (loss) income	(325)	356
Interest income	35	76
Interest expense	(455)	(556)
Other income (expenses), net	(1,077)	1,281
(Loss) income before income taxes	(1,822)	1,156
Income tax benefit	(4,680)	(1,550)
Income from continuing operations	2,858	2,706
Income from discontinued operations, net of tax	40,462	23,322
Net income	$43,320	$26,028
Basic net income per share:
Income from continuing operations	$0.04	$0.04
Income from discontinued operations, net of tax	0.54	0.31
Basic net income per share	$0.58	$0.35
Diluted net income per share:
Income from continuing operations	$0.04	$0.04
Income from discontinued operations, net of tax	0.54	0.31
Diluted net income per share	$0.58	$0.35

Weighted average shares outstanding used in computing net income per share:
Basic	74,630	74,021
Diluted	74,866	74,283

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	December 31,	September 30,
	2021	2021

Assets
Current assets
Cash and cash equivalents	$215,168	$227,427
Marketable securities	51	81
Accounts receivable, net	126,001	119,877
Inventories	70,143	60,398
Prepaid expenses and other current assets	60,833	58,198
Current assets held for sale	324,533	311,385
Total current assets	796,729	777,366
Property, plant and equipment, net	147,261	130,719
Long-term marketable securities	3,724	3,598
Long-term deferred tax assets	13,845	10,043
Goodwill	468,585	469,356
Intangible assets, net	178,589	186,534
Other assets	60,042	58,068
Non-current assets held for sale	186,162	183,828
Total assets	$1,854,937	$1,819,512
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$46,869	$42,360
Deferred revenue	28,483	25,724
Accrued warranty and retrofit costs	2,342	2,330
Accrued compensation and benefits	24,872	33,183
Accrued restructuring costs	142	304
Accrued income taxes payable	14,037	8,711
Accrued expenses and other current liabilities	104,306	103,537
Current liabilities held for sale	120,749	128,939
Total current liabilities	341,800	345,088
Long-term debt	49,702	49,677
Long-term tax reserves	1,995	1,973
Long-term deferred tax liabilities	13,141	13,030
Long-term pension liabilities	726	705
Long-term operating lease liabilities	43,802	45,088
Other long-term liabilities	4,372	6,173
Non-current liabilities held for sale	31,976	32,444
Total liabilities	487,514	494,178
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 88,375,410 shares issued and 74,913,541 shares outstanding at December 31, 2021, 87,808,922 shares issued and 74,347,053 shares outstanding at September 30, 2021	884	878
Additional paid-in capital	1,977,571	1,976,112
Accumulated other comprehensive income	24,149	19,351
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(434,225)	(470,051)
Total stockholders’ equity	1,367,423	1,325,334
Total liabilities and stockholders’ equity	$1,854,937	$1,819,512

AZENTA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Three Months Ended
	December 31,
	2021	2020
Cash flows from operating activities
Net income	$43,320	$26,028
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,883	15,746
Stock-based compensation	7,891	6,710
Amortization of premium on marketable securities and deferred financing costs	56	56
Deferred income taxes	(3,084)	(4,960)
Other gains on disposals of assets	(95)	1
Adjustment to the gain on divestiture, net of tax	—	948
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,121	(4,504)
Inventories	(32,150)	(6,307)
Prepaid expenses and other assets	(19,647)	28,945
Accounts payable	(2,219)	5,727
Deferred revenue	4,056	3,186
Accrued warranty and retrofit costs	(103)	(185)
Accrued compensation and tax withholdings	(5,371)	(12,307)
Accrued restructuring costs	(154)	(75)
Accrued expenses and other liabilities	9,114	(15,279)
Net cash provided by operating activities	15,618	43,730
Cash flows from investing activities
Purchases of property, plant and equipment	(18,409)	(15,227)
Purchases of marketable securities	(46)	(4)
Sales of marketable securities	30	—
Acquisitions, net of cash acquired	—	(15,061)
Net cash used in investing activities	(18,425)	(30,292)
Cash flows from financing activities
Principal repayments of finance lease obligations	(186)	(319)
Principal payments on debt	—	(414)
Common stock dividends paid	(7,494)	(7,424)
Net cash used in financing activities	(7,680)	(8,157)
Effects of exchange rate changes on cash and cash equivalents	(1,804)	11,250
Net (decrease) increase in cash, cash equivalents and restricted cash	(12,291)	16,531
Cash, cash equivalents and restricted cash, beginning of period	285,333	302,526
Cash and cash equivalents and restricted cash, end of period	$273,042	$319,057

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents of continuing operations	215,168	263,517
Cash and cash equivalents included in assets held for sale	45,000	45,000
Short-term restricted cash included in prepaid expenses and other current assets	3,568	3,571
Long-term restricted cash included in other assets	9,306	6,969
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$273,042	$319,057

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	December 31, 2021		September 30, 2021		December 31, 2020
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income (loss) from continuing operations	$2,858	$0.04	$(22,397)	$(0.30)	$2,706	$0.04
Adjustments:
Amortization of intangible assets	8,046	0.11	9,515	0.13	8,910	0.12
Impairment of intangible assets	—	—	13,364	0.18	—	—
Restructuring charges	173	0.00	332	0.00	(40)	(0.00)
Merger and acquisition costs	3,719	0.05	8,427	0.11	2,191	0.03
Rebranding and transformation costs	619	0.01	827	0.01	—	—
Indemnification asset release	—	—	16,007	0.21	—	—
Tax adjustments (1)	(4,240)	(0.06)	(10,345)	(0.14)	(2,264)	(0.03)
Tax effect of adjustments	(2,265)	(0.03)	(6,967)	(0.09)	(2,212)	(0.03)
Non-GAAP adjusted net income from continuing operations	$8,910	$0.12	$8,763	$0.12	$9,292	$0.13
Stock based compensation, pre-tax	3,458	0.05	5,138	0.07	4,835	0.07
Tax rate	15%	—	15%	—	15%	—
Stock-based compensation, net of tax	2,939	0.04	4,367	0.06	4,110	0.06
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$11,850	$0.16	$13,130	$0.18	$13,401	$0.18

Shares used in computing non-GAAP diluted net income per share	—	74,866	—	74,532	—	74,283

1)	Tax adjustments during the quarter ended December 31, 2021 and 2020, exclude tax benefits related to stock compensation windfalls. These benefits are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. We have excluded $16.6 million of tax benefits during the quarter ended September 30, 2021 related to tax reserve reversals due to the expiration of statute of limitations on a liability primarily related to the GENEWIZ acquisition; and $1.5 million related to the timing differences in recognizing the tax benefit related to stock compensation windfall tax deductions. This is partially offset by the exclusion of a $3.4 million charge for the write-down of the tax basis of assets relating to the reversal of the GENEWIZ tax liability and the exclusion of $4.1 million of withholding tax costs associated with foreign cash repatriation.

	Quarter Ended
	December 31,	September	December 31,
Dollars in thousands	2021	2021	2020
GAAP net income	$43,320	$21,804	$26,028
Adjustments:
Less: Income from discontinued operations	(40,462)	(44,201)	(23,322)
Less: Interest income	(35)	(129)	(76)
Add: Interest expense	455	552	556
Add: Income tax benefit	(4,680)	(15,480)	(1,550)
Add: Depreciation	5,208	5,055	4,817
Add: Amortization of completed technology	1,773	1,873	2,005
Add: Amortization of customer relationships and acquired intangible assets	6,272	7,642	6,905
Earnings (loss) before interest, taxes, depreciation and amortization	$11,851	$(22,884)	$15,364

	Quarter Ended
	December 31,	September	December 31,
Dollars in thousands	2021	2021	2020
Earnings (loss) before interest, taxes, depreciation and amortization	$11,851	$(22,884)	$15,364
Adjustments:
Add: Stock-based compensation	3,458	5,138	4,835
Add: Restructuring charges	173	332	(40)
Add: Merger and acquisition costs	3,719	8,427	2,191
Impairment of intangible assets	—	13,364	—
Rebranding and transformation costs	619	827	—
Indemnification asset release	—	16,007	—
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$19,820	$21,211	$22,350

	Quarter Ended
Dollars in thousands	December 31, 2021		September 30, 2021		December 31, 2020
GAAP gross profit	$67,044	48.0%	$66,142	48.3%	$57,335	48.5%
Adjustments:
Amortization of completed technology	1,773	1.3	1,873	1.4	2,005	1.7
Non-GAAP adjusted gross profit	$68,817	49.3%	$68,015	49.7%	$59,340	50.2%

	Life Sciences Products						Life Sciences Services
	Quarter Ended						Quarter Ended
Dollars in thousands	December 31, 2021		September 30, 2021%		December 31, 2020		December 31, 2021		September 30, 2021		December 31, 2020
GAAP gross profit	$22,690	45.5%	$25,329	47.7	$20,531	45.1%	$44,354	49.4%	$40,815	48.7%	$36,810	50.7%
Adjustments:
Amortization of completed technology	203	0.4	132	0.2	273	0.6	1,570	1.7	1,741	2.1	1,732	2.4
Non-GAAP adjusted gross profit	$22,894	45.9%	$25,461	47.9%	$20,804	45.7%	$45,924	51.2%	$42,556	50.8%	$38,542	53.1%

	Life Sciences Products			Life Sciences Services
	Quarter Ended			Quarter Ended
	December 31,	September	December 31,	December 31,	September	December 31,
Dollars in thousands	2021	2021	2020	2021	2021	2020
GAAP operating profit	$4,187	$6,470	$3,911	$6,314	$2,602	$5,196
Adjustments:
Amortization of completed technology	203	132	273	1,570	1,741	1,732
Non-GAAP adjusted operating profit	$4,390	$6,602	$4,184	$7,884	$4,343	$6,928

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	December 31,	September	December 31,	December 31,	September	December 31,	December 31,	September	December 31,
Dollars in thousands	2021	2021	2020	2021	2021	2020	2021	2021	2020
GAAP operating profit (loss)	$10,501	$9,072	$9,107	$(10,826)	$(30,314)	$(8,751)	$(325)	$(21,242)	$356
Adjustments:
Amortization of completed technology	1,773	1,873	2,005	—	—	—	1,773	1,873	2,005
Amortization of customer relationships and acquired intangible assets	—	—	—	6,272	7,642	6,905	6,272	7,642	6,905
Restructuring charges	—	—	—	173	332	(40)	173	332	(40)
Impairment of intangible assets	—	—	—	—	13,364	—	—	13,364	—
Rebranding and transformation costs	—	—	—	619	827	—	619	827	—
Merger and acquisition costs	—	—	—	3,719	8,427	2,191	3,719	8,427	2,191
Non-GAAP adjusted operating profit (loss)	$12,274	$10,945	$11,112	$(43)	$278	$305	$12,231	$11,223	$11,417

Business Line Realignment – Life Sciences Services

In the third quarter of fiscal year 2020, as the Company integrated the Genomic Services component and the Sample Repository Solutions component to form the Life Sciences Services segment, the Company realigned certain laboratory services which existed in each business line to be managed underneath the Genomic Services business unit. The table below reflects the revenue for our Sample Repository Solutions and Genomic Services businesses after the reclassification of these laboratory services over the historical quarterly periods and for the full fiscal years of 2021 and 2020.

Management’s discussion and analysis of results throughout fiscal year 2021 have previously reflected the revenue amounts reported below. This table serves to update an immaterial misclassification in the disaggregated revenue disclosure in its Revenue from Contracts with Customers footnote in the Form 10-K for the fiscal year ended September 30, 2021, as well as to retroactively reclassify the footnote information for the quarterly periods and full fiscal year of 2020 for this business realignment to provide additional clarity.

	Three Months Ended				Year Ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	September 30, 2021
Sample Repository Solutions	$20,533	$22,191	$21,772	$24,426	$88,922
Genomic Services	52,101	54,989	58,690	59,398	225,176
Life Sciences Services	$72,634	$77,180	$80,462	$83,824	$314,097

	Three Months Ended				Year Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	September 30, 2020
Sample Repository Solutions	$21,232	$22,292	$25,279	$21,045	$89,847
Genomic Services	40,733	42,019	37,599	48,584	168,931
Life Sciences Services	$61,964	$64,311	$62,877	$69,628	$258,778